UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2026

NETCAPITAL INC.

(Exact name of registrant as specified in its charter)

Utah	001-41443	87-0409951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 925-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NCPL	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Common Stock	NCPLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 2, 2026, Netcapital Inc. (the “Company”) closed the transactions contemplated by a Securities Purchase Agreement (the “Purchase Agreement”), dated as of July 1, 2026, with Dune Equity Holdings LLC, a Delaware limited liability company (“Dune”).

On July 2, 2026, the transaction closed upon the Company’s receipt of the purchase price, and the Company issued and delivered to Dune a promissory note dated July 1, 2026 in the principal amount of $290,000 (the “Note”) and a common stock purchase warrant dated July 1, 2026 to purchase 250,000 shares of the Company’s common stock, par value $0.001 per share, at an initial exercise price of $0.50 per share (the “Warrant,” and together with the Note, the shares issuable upon conversion of the Note and the shares issuable upon exercise of the Warrant, the “Securities”).

The Note was issued for a purchase price of $250,000 and reflects an original issue discount of $40,000. At the closing, Dune withheld $8,000 from the purchase price to cover Dune’s legal fees in connection with the transaction and $17,500 to cover fees owed by the Company to Enclave Capital LLC, a registered broker-dealer acting as placement agent. Accordingly, the Company received net cash proceeds of $224,500.

The Note includes a one-time interest charge of 12% of the principal amount, or $34,800, earned in full as of July 1, 2026. The Note is an unsecured obligation of the Company and matures on July 1, 2027.

The Company is required to make amortization payments beginning January 2, 2027, consisting of an initial payment of $162,400, followed by five payments of $27,066.66 on February 1, 2027, March 1, 2027, April 1, 2027, May 3, 2027 and June 1, 2027, with all remaining outstanding amounts due on July 1, 2027. Each amortization payment first reduces accrued and unpaid interest and then reduces the outstanding principal balance of the Note.

The Note may be prepaid at any time before the 181st calendar day following July 1, 2026 upon three trading days’ prior written notice to the holder.

The required prepayment amount equals the applicable prepayment percentage multiplied by the then-outstanding principal amount plus the applicable prepayment percentage multiplied by accrued and unpaid interest: 96% during the period beginning on July 1, 2026 and ending 90 calendar days following July 1, 2026, 97% during the period beginning 91 calendar days after July 1, 2026 and ending 150 calendar days following July 1, 2026, and 98% during the period beginning 151 calendar days after July 1, 2026 and ending 180 calendar days following July 1, 2026.

Amounts not paid when due bear default interest at the lesser of 22% per annum and the maximum amount permitted by law.

The Note becomes convertible at the holder’s option upon the earliest of (i) the Company’s failure to pay an amortization payment when due, (ii) the date that is 180 calendar days after July 1, 2026, or (iii) the date that any conversion shares are registered for resale pursuant to a registration statement or prospectus filed by the Company.

The conversion price is 75% of the lowest closing bid price of the Company’s common stock during the ten trading days immediately preceding the applicable conversion date, subject to a floor price of $0.10 per share. The floor price does not apply on or after an event of default.

The Note contains a 4.99% beneficial ownership limitation, which the holder may increase or decrease upon notice to the Company, provided that the limitation may not exceed 9.99% and an increase is not effective until the 61st day after notice.

The Warrant is exercisable beginning January 1, 2027 and expires at 5:00 p.m., New York City time, on July 1, 2029. The exercise price is $0.50 per share, subject to adjustment for stock dividends, stock splits, combinations, reclassifications and similar events. If, at the time of exercise, there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the warrant shares by the holder, the Warrant may be exercised on a cashless basis.

The Warrant contains a 4.99% beneficial ownership limitation, which may be increased or decreased upon notice to the Company, subject to a maximum of 9.99% and a 61-day delay for any increase.

Under the transaction documents, the aggregate number of shares of common stock that may be issued under the Note and the Warrant is limited to 1,569,579 shares unless shareholder approval is obtained, subject to adjustment and the other provisions of the transaction documents. The Purchase Agreement requires the Company to hold a special meeting of shareholders on or before 180 calendar days after July 1, 2026 for the purpose of obtaining shareholder approval in accordance with Nasdaq Rule 5635(d).

The Purchase Agreement provides that the Company will use the proceeds for business development and general working capital, subject to specified restrictions.

The Purchase Agreement and the Note contain customary and transaction-specific covenants, including transfer agent instructions, legal counsel opinion provisions, public information covenants, piggy-back registration rights, a requirement to purchase directors’ and officers’ insurance within 60 calendar days after closing, restrictions on certain capital stock distributions and asset sales, and registration-statement-related default provisions.

The Note provides that an event of default occurs if the Company fails to file a registration statement covering the holder’s resale of all conversion shares and warrant shares within 60 calendar days after July 1, 2026, fails to cause the registration statement to become effective within 120 calendar days after July 1, 2026, fails to keep the registration statement effective, or fails to amend or file a new registration statement if there are no longer sufficient shares registered for resale.

The Note contains events of default including, without limitation, payment defaults, breach of covenants, breach of representations and warranties, failure to deliver conversion shares, bankruptcy or insolvency events, cessation of operations, failure to maintain material assets, transfer-agent-related defaults, transmission of material non-public information not cured by a same-day Form 8-K, unavailability of Rule 144, delisting, trading suspension or failure to be listed or quoted on a principal market, failure to pay an amortization payment, failure to obtain required shareholder approval within 180 calendar days after July 1, 2026, and registration statement failures.

Upon an event of default, the Note becomes immediately due and payable in an amount equal to the then-outstanding principal amount plus accrued interest, including default interest, multiplied by 150%, plus costs of collection. The holder may, in its sole discretion, convert all or any portion of the Note, including the default amount, into common stock pursuant to the terms of the Note.

The foregoing descriptions of the Purchase Agreement, the Note and the Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Note and the Warrant, which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Securities were offered and sold in a private placement in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder. Dune represented that it is an accredited investor and acquired the Securities for investment purposes. The Company did not use general solicitation or general advertising in connection with the offering.

Enclave Capital LLC acted as placement agent in connection with the transaction, and $17,500 was withheld from the purchase price to cover fees owed by the Company to the placement agent.

Item 7.01 Regulation FD Disclosure.

On July 7, 2026, the Company hosted an investor conference call during which Todd Violette, the Company’s Chief Executive Officer, provided an update on the Company’s strategic initiatives, including its recent acquisitions, integration efforts, and the Company’s evolving growth strategy and opportunity pipeline. A copy of the script used for the conference call is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Convertible Promissory Note, dated July 1, 2026, issued by Netcapital Inc. to Dune Equity Holdings LLC
4.2	Common Stock Purchase Warrant, dated July 1, 2026, issued by Netcapital Inc. to Dune Equity Holdings LLC
10.1	Securities Purchase Agreement, dated July 1, 2026, by and between Netcapital Inc. and Dune Equity Holdings LLC
99.1	Script for investor conference call held on July 7, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETCAPITAL INC.
(Registrant)

Dated: July 8, 2026	By:	/s/ Todd Violette
	Name:	Todd Violette
	Title:	Chief Executive Officer